EXHIBIT 99.1

Midland States Bancorp, Inc. Announces 2022 First Quarter Results

Summary

  Net income of $20.7 million, or $0.92 diluted earnings per share
  Total loans increased 24.1% annualized
  Net interest income increased 4.7% from prior quarter to $56.8 million
  Net interest margin increased 25 basis points from prior quarter to 3.50%
  Efficiency ratio improved to 55.73% from 57.14% in the first quarter of 2021

EFFINGHAM, Ill., April 28, 2022 (GLOBE NEWSWIRE) -- Midland States Bancorp, Inc. (Nasdaq: MSBI) (the “Company”) today reported net income of $20.7 million, or $0.92 diluted earnings per share, for the first quarter of 2022. This compares to net income of $23.1 million, or $1.02 diluted earnings per share, for the fourth quarter of 2021, which included a $4.9 million FHLB advance prepayment fee and a $1.8 million gain on the termination of an interest rate swap. This also compares to net income of $18.5 million, or $0.81 diluted earnings per share, for the first quarter of 2021.

Jeffrey G. Ludwig, President and Chief Executive Officer of the Company, said, “We executed very well in the first quarter, continuing to generate strong loan production while effectively managing expenses. Our banking teams are generating high quality lending opportunities across all asset classes, which resulted in 24% annualized growth in total loans. The strong loan production enabled us to redeploy our excess liquidity into the loan portfolio, drive a favorable shift in our mix of earning assets, and generate significant expansion in our net interest margin.

“Our loan pipeline remains very strong, which should enable us to continue to generate a high level of loan growth, drive additional expansion in our net interest margin, and further improve our earnings and level of profitability as we move through the year. While we continue to see good results from the efforts we have made to enhance our new business development capabilities, we are also making steady progress on our long-term initiatives to further enhance the value of the Midland franchise. Through consistent investment in our technology platform and the development of additional fintech partnerships, we are steadily expanding our Banking-as-a-Service capabilities, which we believe will become a meaningful contributor to further balance sheet and earnings growth in the years to come,” said Mr. Ludwig.

Adjusted Earnings

Financial results for the fourth quarter of 2021 were impacted by $4.9 million in FHLB advance prepayment fees and a $1.8 million gain on the termination of an interest rate swap. Excluding these amounts and certain other income and expenses, adjusted earnings were $25.4 million, or $1.12 per diluted share, for the fourth quarter of 2021.

A reconciliation of adjusted earnings to net income according to accounting principles generally accepted in the United States (“GAAP”) is provided in the financial tables at the end of this press release.

Net Interest Margin

Net interest margin for the first quarter of 2022 was 3.50%, compared to 3.25% for the fourth quarter of 2021. The Company’s net interest margin benefits from accretion income on purchased loan portfolios, which contributed 3 and 4 basis points to net interest margin in the first quarter of 2022 and fourth quarter of 2021, respectively. Excluding the impact of accretion income, net interest margin increased 26 basis points from the fourth quarter of 2021, due primarily to a favorable shift in the mix of earning assets.

Relative to the first quarter of 2021, net interest margin increased from 3.45%. Accretion income on purchased loan portfolios contributed 8 basis points to net interest margin in the first quarter of 2021. Excluding the impact of accretion income, net interest margin increased 10 basis points from the first quarter of 2021, primarily due to a decrease in the cost of deposits.

Net Interest Income

Net interest income for the first quarter of 2022 was $56.8 million, an increase of 4.7% from $54.3 million for the fourth quarter of 2021. Accretion income associated with purchased loan portfolios totaled $0.6 million for the first quarter of 2022, compared to $0.8 million for the fourth quarter of 2021. Excluding accretion income, net interest income increased $2.7 million from the prior quarter, which was primarily due to higher average loan balances and an increase in net interest margin. PPP loan income totaled $1.2 million, including net loan origination fees of $1.1 million, in the first quarter of 2022, compared to $1.6 million, including net loan origination fees of $1.4 million, in the fourth quarter of 2021.

Relative to the first quarter of 2021, net interest income increased $5.0 million, or 9.6%. Accretion income for the first quarter of 2021 was $1.2 million. Excluding the impact of accretion income, net interest income increased due to higher average earning assets and a decrease in the cost of deposits. PPP loan income totaled $2.6 million, including net loan origination fees of $2.1 million, in the first quarter of 2021.

Noninterest Income

Noninterest income for the first quarter of 2022 was $15.6 million, a decrease of 30.7% from $22.5 million for the fourth quarter of 2021. Noninterest income for the fourth quarter of 2021 was positively impacted by $3.9 million in unrealized income on equity investments, a $1.8 million gain on the termination of an FHLB interest rate swap, and a $1.0 million gain on company-owned life insurance. Impairment on commercial MSRs negatively impacted noninterest income by $0.4 million and $2.1 million in the first quarter of 2022 and fourth quarter of 2021, respectively.

Relative to the first quarter of 2021, noninterest income increased 5.4% from $14.8 million. The increase was primarily attributable to higher levels of wealth management revenue, partially offset by a decline in residential mortgage banking revenue.

Wealth management revenue for the first quarter of 2022 was $7.1 million, which was consistent with the fourth quarter of 2021. Compared to the first quarter of 2021, wealth management revenue increased 20.4%, primarily due to the increase in assets under administration over the past year, including the acquisition of ATG Trust Company.

Noninterest Expense

Noninterest expense for the first quarter of 2022 was $40.9 million, compared with $45.8 million in the fourth quarter of 2021. Noninterest expense for the fourth quarter of 2021 included $4.9 million in FHLB advance prepayment fees and $0.2 million in integration and acquisition expenses. Excluding the FHLB advance prepayment fees and integration and acquisition expenses, noninterest expense was consistent with the fourth quarter of 2021.

Relative to the first quarter of 2021, noninterest expense increased 4.6% from $39.1 million, primarily due to higher salaries and employee benefits expense consistent with the overall growth of the Company.

Loan Portfolio

Total loans outstanding were $5.54 billion at March 31, 2022, compared with $5.22 billion at December 31, 2021, and $4.91 billion at March 31, 2021. The increase in total loans from December 31, 2021 was primarily attributable to higher balances of commercial real estate loans, partially offset by continued forgiveness of PPP loans.

Equipment finance balances increased $12.3 million from December 31, 2021 to $957.6 million at March 31, 2022.

Compared to loan balances at March 31, 2021, growth in equipment finance balances, other commercial loans, commercial real estate loans, and consumer loans was partially offset by declines in commercial FHA warehouse lines, PPP loans and residential real estate loans.

Deposits

Total deposits were $6.06 billion at March 31, 2022, compared with $6.11 billion at December 31, 2021, and $5.34 billion at March 31, 2021. The decrease in total deposits from the end of the prior quarter was primarily attributable to period-end fluctuations in commercial FHA servicing deposits.

Asset Quality

Nonperforming loans totaled $52.9 million, or 0.95% of total loans, at March 31, 2022, compared with $42.6 million, or 0.81% of total loans, at December 31, 2021. The increase in nonperforming loans was attributable to one commercial real estate loan where no loss is currently expected. At March 31, 2021, nonperforming loans totaled $52.8 million, or 1.08% of total loans.

Net charge-offs for the first quarter of 2022 were $2.3 million, or 0.17% of average loans on an annualized basis, compared to net charge-offs of $4.6 million, or 0.37% of average loans on an annualized basis, for the fourth quarter of 2021, and $1.7 million, or 0.14% of average loans on an annualized basis, for the first quarter of 2021.

The Company recorded a provision for credit losses on loans of $4.1 million for the first quarter of 2022, which was primarily related to the growth in total loans.

The Company’s allowance for credit losses on loans was 0.96% of total loans and 100.0% of nonperforming loans at March 31, 2022, compared with 0.98% of total loans and 119.9% of nonperforming loans at December 31, 2021.

Capital

At March 31, 2022, Midland States Bank and the Company exceeded all regulatory capital requirements under Basel III, and Midland States Bank met the qualifications to be a ‘‘well-capitalized’’ financial institution, as summarized in the following table:

	Bank Level Ratios as of Mar. 31, 2022	Consolidated Ratios as of Mar. 31, 2022	Minimum Regulatory Requirements (2)
Total capital to risk-weighted assets	10.73%	11.74%	10.50%
Tier 1 capital to risk-weighted assets	9.99%	8.82%	8.50%
Tier 1 leverage ratio	9.03%	7.96%	4.00%
Common equity Tier 1 capital	9.99%	7.80%	7.00%
Tangible common equity to tangible assets (1)	NA	6.43%	NA

(1)   A non-GAAP financial measure. Refer to page 15 for a reconciliation to the comparable GAAP financial measure.
(2)   Includes the capital conservation buffer of 2.5%.

Stock Repurchase Program

During the first quarter of 2022, the Company repurchased 43,010 shares of its common stock at a weighted average price of $25.77 under its stock repurchase program. As of March 31, 2022, the Company had $18.6 million remaining under the current stock repurchase authorization.

Conference Call, Webcast and Slide Presentation

The Company will host a conference call and webcast at 7:30 a.m. Central Time on Friday, April 29, 2022, to discuss its financial results. The call can be accessed via telephone at (877) 516-3531; conference ID: 1638388. A recorded replay can be accessed through May 6, 2022, by dialing (855) 859-2056; conference ID: 1638388.

A slide presentation relating to the first quarter 2022 financial results will be accessible prior to the scheduled conference call. This earnings release should be read together with the slide presentation. The slide presentation and webcast of the conference call can be accessed on the Webcasts and Presentations page of the Company’s investor relations website at investors.midlandsb.com under the “News and Events” tab.

About Midland States Bancorp, Inc.

Midland States Bancorp, Inc. is a community-based financial holding company headquartered in Effingham, Illinois, and is the sole shareholder of Midland States Bank. As of March 31, 2022, the Company had total assets of approximately $7.34 billion, and its Wealth Management Group had assets under administration of approximately $4.04 billion. Midland provides a full range of commercial and consumer banking products and services and business equipment financing, merchant credit card services, trust and investment management, insurance and financial planning services. For additional information, visit https://www.midlandsb.com/ or https://www.linkedin.com/company/midland-states-bank.

Non-GAAP Financial Measures

Some of the financial measures included in this press release are not measures of financial performance recognized in accordance with GAAP. These non-GAAP financial measures include “Adjusted Earnings,” “Adjusted Diluted Earnings Per Common Share,” “Adjusted Pre-Tax, Pre-Provision Earnings,” “Adjusted Return on Average Assets,” “Adjusted Return on Average Shareholders’ Equity,” “Adjusted Return on Average Tangible Common Equity,” “Adjusted Pre-Tax, Pre-Provision Return on Average Assets,” “Efficiency Ratio,” “Tangible Common Equity to Tangible Assets,” “Tangible Book Value Per Share” and “Return on Average Tangible Common Equity.” The Company believes these non-GAAP financial measures provide both management and investors a more complete understanding of the Company’s funding profile and profitability. These non-GAAP financial measures are supplemental and are not a substitute for any analysis based on GAAP financial measures. Not all companies use the same calculation of these measures; therefore, this presentation may not be comparable to other similarly titled measures as presented by other companies.

Forward-Looking Statements

Readers should note that in addition to the historical information contained herein, this press release includes "forward-looking statements" within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including but not limited to statements about the Company’s plans, objectives, future performance, goals and future earnings levels. These statements are subject to many risks and uncertainties, including changes in interest rates and other general economic, business and political conditions, including the effects of the COVID-19 pandemic and its potential effects on the economic environment, our customers and our operations, as well as any changes to federal, state and local government laws, regulations and orders in connection with the pandemic; changes in the financial markets; changes in business plans as circumstances warrant; risks relating to acquisitions; developments and uncertainty related to the future use and availability of some reference rates, such as the London Inter-Bank Offered Rate, as well as other alternative reference rates, and the adoption of a substitute; changes to U.S. tax laws, regulations and guidance; and other risks detailed from time to time in filings made by the Company with the Securities and Exchange Commission. Readers should note that the forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "will," "propose," "may," "plan," "seek," "expect," "intend," "estimate," "anticipate," "believe," "continue," or similar terminology. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

CONTACTS:
Jeffrey G. Ludwig, President and CEO, at jludwig@midlandsb.com or (217) 342-7321
Eric T. Lemke, Chief Financial Officer, at elemke@midlandsb.com or (217) 342-7321
Douglas J. Tucker, SVP and Corporate Counsel, at dtucker@midlandsb.com or (217) 342-7321

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited)

	For the Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands, except per share data)	2022	2021	2021	2021	2021
Earnings Summary
Net interest income	$56,827	$54,301	$51,396	$50,110	$51,868
Provision for credit losses	4,167	467	(184)	(455)	3,565
Noninterest income	15,613	22,523	15,143	17,417	14,816
Noninterest expense	40,884	45,757	41,292	48,941	39,079
Income before income taxes	27,389	30,600	25,431	19,041	24,040
Income taxes	6,640	7,493	5,883	(1,083)	5,502
Net income	$20,749	$23,107	$19,548	$20,124	$18,538

Diluted earnings per common share	$0.92	$1.02	$0.86	$0.88	$0.81
Weighted average shares outstanding - diluted	22,350,307	22,350,771	22,577,880	22,677,515	22,578,553
Return on average assets	1.16%	1.26%	1.15%	1.20%	1.11%
Return on average shareholders' equity	12.80%	14.04%	11.90%	12.59%	12.04%
Return on average tangible common equity (1)	17.84%	19.69%	16.76%	17.85%	17.28%
Net interest margin	3.50%	3.25%	3.34%	3.29%	3.45%
Efficiency ratio (1)	55.73%	52.61%	58.78%	60.19%	57.14%

Adjusted Earnings Performance Summary (1)
Adjusted earnings	$20,815	$25,416	$19,616	$19,755	$18,434
Adjusted diluted earnings per common share	$0.92	$1.12	$0.86	$0.86	$0.81
Adjusted return on average assets	1.16%	1.39%	1.15%	1.17%	1.11%
Adjusted return on average shareholders' equity	12.84%	15.44%	11.94%	12.36%	11.97%
Adjusted return on average tangible common equity	17.89%	21.65%	16.82%	17.52%	17.18%
Adjusted pre-tax, pre-provision earnings	$32,041	$36,324	$28,379	$26,967	$28,737
Adjusted pre-tax, pre-provision return on average assets	1.79%	1.98%	1.67%	1.60%	1.73%

(1) Non-GAAP financial measures. Refer to pages 12 - 14 for a reconciliation to the comparable GAAP financial measures.

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	For the Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(in thousands, except per share data)	2022	2021	2021	2021	2021
Net interest income:
Interest income	$62,748	$60,427	$58,490	$58,397	$60,503
Interest expense	5,921	6,126	7,094	8,287	8,635
Net interest income	56,827	54,301	51,396	50,110	51,868
Provision for credit losses:
Provision for credit losses on loans	4,132	-	-	-	3,950
Provision for credit losses on unfunded commitments	256	388	-	(265)	(535)
Provision for other credit losses	(221)	79	(184)	(190)	150
Total provision for credit losses	4,167	467	(184)	(455)	3,565
Net interest income after provision for credit losses	52,660	53,834	51,580	50,565	48,303
Noninterest income:
Wealth management revenue	7,139	7,176	7,175	6,529	5,931
Residential mortgage banking revenue	599	1,103	1,287	1,562	1,574
Service charges on deposit accounts	2,068	2,338	2,268	1,916	1,826
Interchange revenue	3,280	3,677	3,651	3,797	3,375
Gain on sales of investment securities, net	-	-	160	377	-
Gain on termination of hedged interest swap	-	1,845	-	-	314
Impairment on commercial mortgage servicing rights	(394)	(2,072)	(3,037)	(1,148)	(1,275)
Company-owned life insurance	1,019	1,904	869	863	860
Other income	1,902	6,552	2,770	3,521	2,211
Total noninterest income	15,613	22,523	15,143	17,417	14,816
Noninterest expense:
Salaries and employee benefits	21,870	22,109	22,175	22,071	20,528
Occupancy and equipment	3,755	3,429	3,701	3,796	3,940
Data processing	5,873	5,819	6,495	6,288	5,993
Professional	1,972	1,499	1,738	5,549	2,185
Amortization of intangible assets	1,398	1,425	1,445	1,470	1,515
Loss on mortgage servicing rights held for sale	-	-	79	143	-
FHLB advances prepayment fees	-	4,859	-	3,669	8
Other expense	6,016	6,617	5,659	5,955	4,910
Total noninterest expense	40,884	45,757	41,292	48,941	39,079
Income before income taxes	27,389	30,600	25,431	19,041	24,040
Income taxes	6,640	7,493	5,883	(1,083)	5,502
Net income	$20,749	$23,107	$19,548	$20,124	$18,538

Basic earnings per common share	$0.92	$1.03	$0.86	$0.88	$0.81
Diluted earnings per common share	$0.92	$1.02	$0.86	$0.88	$0.81

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	As of
	March 31,	December 31,	September 30,	June 30,	March 31,
(in thousands)	2022	2021	2021	2021	2021
Assets
Cash and cash equivalents	$332,264	$680,371	$662,643	$425,100	$631,219
Investment securities	858,246	916,132	900,319	756,831	690,390
Loans	5,539,961	5,224,801	4,915,554	4,835,866	4,910,806
Allowance for credit losses on loans	(52,938)	(51,062)	(55,675)	(58,664)	(62,687)
Total loans, net	5,487,023	5,173,739	4,859,879	4,777,202	4,848,119
Loans held for sale	8,931	32,045	26,621	12,187	55,174
Premises and equipment, net	69,746	70,792	71,241	71,803	73,255
Other real estate owned	11,537	12,059	11,931	12,768	20,304
Loan servicing rights, at lower of cost or fair value	27,484	28,865	30,916	34,577	36,876
Goodwill	161,904	161,904	161,904	161,904	161,904
Other intangible assets, net	22,976	24,374	26,065	27,900	26,867
Cash surrender value of life insurance policies	148,060	148,378	149,146	148,277	146,864
Other assets	210,544	195,146	193,294	201,461	193,814
Total assets	$7,338,715	$7,443,805	$7,093,959	$6,630,010	$6,884,786

Liabilities and Shareholders' Equity
Noninterest-bearing deposits	$1,965,032	$2,245,701	$1,672,901	$1,366,453	$1,522,433
Interest-bearing deposits	4,092,507	3,864,947	3,928,475	3,829,898	3,818,080
Total deposits	6,057,539	6,110,648	5,601,376	5,196,351	5,340,513
Short-term borrowings	60,352	76,803	66,666	75,985	71,728
FHLB advances and other borrowings	310,171	310,171	440,171	440,171	529,171
Subordinated debt	139,184	139,091	138,998	138,906	169,888
Trust preferred debentures	49,524	49,374	49,235	49,094	48,954
Other liabilities	76,959	93,881	139,669	81,317	89,065
Total liabilities	6,693,729	6,779,968	6,436,115	5,981,824	6,249,319
Total shareholders’ equity	644,986	663,837	657,844	648,186	635,467
Total liabilities and shareholders’ equity	$7,338,715	$7,443,805	$7,093,959	$6,630,010	$6,884,786

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	As of
	March 31,	December 31,	September 30,	June 30,	March 31,
(in thousands)	2022	2021	2021	2021	2021
Loan Portfolio
Equipment finance loans	$528,572	$521,973	$486,623	$464,380	$456,059
Equipment finance leases	429,000	423,280	412,430	407,161	402,546
Commercial FHA warehouse lines	83,999	91,927	180,248	129,607	205,115
SBA PPP loans	22,862	52,477	82,410	146,728	211,564
Other commercial loans	802,692	783,811	718,054	683,365	702,156
Total commercial loans and leases	1,867,125	1,873,468	1,879,765	1,831,241	1,977,440
Commercial real estate	2,114,041	1,816,828	1,562,013	1,540,489	1,494,031
Construction and land development	188,668	193,749	200,792	212,508	191,870
Residential real estate	329,331	338,151	344,414	366,612	398,501
Consumer	1,040,796	1,002,605	928,570	885,016	848,964
Total loans	$5,539,961	$5,224,801	$4,915,554	$4,835,866	$4,910,806

Deposit Portfolio
Noninterest-bearing demand	$1,965,032	$2,245,701	$1,672,901	$1,366,453	$1,522,433
Interest-bearing:
Checking	1,779,018	1,663,021	1,697,326	1,619,436	1,601,449
Money market	964,352	869,067	852,836	787,688	819,455
Savings	710,955	679,115	665,710	669,277	653,256
Time	619,386	630,583	688,693	721,502	718,788
Brokered time	18,796	23,161	23,910	31,995	25,132
Total deposits	$6,057,539	$6,110,648	$5,601,376	$5,196,351	$5,340,513

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	For the Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2022	2021	2021	2021	2021
Average Balance Sheets
Cash and cash equivalents	$384,231	$685,655	$525,848	$509,886	$350,061
Investment securities	894,634	915,707	773,372	734,462	680,202
Loans	5,274,051	4,995,794	4,800,063	4,826,234	4,992,802
Loans held for sale	31,256	34,272	15,204	36,299	65,365
Nonmarketable equity securities	36,378	39,203	43,873	49,388	55,935
Total interest-earning assets	6,620,550	6,670,631	6,158,360	6,156,269	6,144,365
Non-earning assets	631,187	605,060	597,153	589,336	602,017
Total assets	$7,251,737	$7,275,691	$6,755,513	$6,745,605	$6,746,382

Interest-bearing deposits	$3,953,249	$3,913,475	$3,895,970	$3,815,179	$3,757,108
Short-term borrowings	70,044	66,677	68,103	65,727	75,544
FHLB advances and other borrowings	311,282	319,954	440,171	519,490	617,504
Subordinated debt	139,139	139,046	138,954	165,155	169,844
Trust preferred debentures	49,451	49,307	49,167	49,026	48,887
Total interest-bearing liabilities	4,523,165	4,488,459	4,592,365	4,614,577	4,668,887
Noninterest-bearing deposits	1,989,413	2,049,802	1,434,193	1,411,428	1,370,604
Other noninterest-bearing liabilities	81,832	84,538	77,204	78,521	82,230
Shareholders' equity	657,327	652,892	651,751	641,079	624,661
Total liabilities and shareholders' equity	$7,251,737	$7,275,691	$6,755,513	$6,745,605	$6,746,382

Yields
Earning Assets
Cash and cash equivalents	0.18%	0.16%	0.16%	0.11%	0.11%
Investment securities	2.22%	2.12%	2.34%	2.43%	2.51%
Loans	4.40%	4.36%	4.42%	4.43%	4.50%
Loans held for sale	2.86%	3.53%	2.79%	2.88%	2.74%
Nonmarketable equity securities	5.40%	5.07%	5.05%	4.94%	4.93%
Total interest-earning assets	3.87%	3.62%	3.79%	3.83%	4.02%

Interest-Bearing Liabilities
Interest-bearing deposits	0.22%	0.22%	0.26%	0.31%	0.34%
Short-term borrowings	0.14%	0.12%	0.12%	0.12%	0.13%
FHLB advances and other borrowings	1.58%	1.75%	1.80%	1.91%	1.69%
Subordinated debt	5.78%	5.78%	5.79%	5.61%	5.57%
Trust preferred debentures	4.21%	3.90%	3.92%	4.00%	4.08%
Total interest-bearing liabilities	0.53%	0.54%	0.61%	0.72%	0.75%

Cost of Deposits	0.15%	0.15%	0.19%	0.23%	0.25%

Net Interest Margin	3.50%	3.25%	3.34%	3.29%	3.45%

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	As of and for the Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands, except per share data)	2022	2021	2021	2021	2021
Asset Quality
Loans 30-89 days past due	$29,044	$17,514	$16,772	$20,224	$24,819
Nonperforming loans	52,900	42,580	54,620	61,363	52,826
Nonperforming assets	66,164	57,068	69,261	76,926	75,004
Net charge-offs	2,255	4,613	2,989	4,023	1,706
Loans 30-89 days past due to total loans	0.52%	0.34%	0.34%	0.42%	0.51%
Nonperforming loans to total loans	0.95%	0.81%	1.11%	1.27%	1.08%
Nonperforming assets to total assets	0.90%	0.77%	0.98%	1.16%	1.09%
Allowance for credit losses to total loans	0.96%	0.98%	1.13%	1.21%	1.28%
Allowance for credit losses to nonperforming loans	100.07%	119.92%	101.93%	95.60%	118.67%
Net charge-offs to average loans	0.17%	0.37%	0.25%	0.33%	0.14%

Wealth Management
Trust assets under administration	$4,044,138	$4,217,412	$4,058,168	$4,077,581	$3,560,427

Market Data
Book value per share at period end	$29.26	$30.11	$29.64	$28.96	$28.43
Tangible book value per share at period end (1)	$20.87	$21.66	$21.17	$20.48	$19.98
Market price at period end	$28.86	$24.79	$24.73	$26.27	$27.74
Shares outstanding at period end	22,044,626	22,050,537	22,193,141	22,380,492	22,351,740

Capital
Total capital to risk-weighted assets	11.74%	12.19%	13.10%	13.11%	13.73%
Tier 1 capital to risk-weighted assets	8.82%	9.16%	9.73%	9.64%	9.62%
Tier 1 common capital to risk-weighted assets	7.80%	8.08%	8.55%	8.44%	8.39%
Tier 1 leverage ratio	7.96%	7.75%	8.16%	8.00%	7.79%
Tangible common equity to tangible assets (1)	6.43%	6.58%	6.80%	7.12%	6.67%

(1) Non-GAAP financial measures. Refer to pages 12 - 14 for a reconciliation to the comparable GAAP financial measures.

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited)

Adjusted Earnings Reconciliation

	For the Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands, except per share data)	2022	2021	2021	2021	2021
Income before income taxes - GAAP	$27,389	$30,600	$25,431	$19,041	$24,040
Adjustments to noninterest income:
Gain on sales of investment securities, net	-	-	160	377	-
Gain on termination of hedged interest rate swap	-	1,845	-	-	314
Other income	-	-	-	(27)	75
Total adjustments to noninterest income	-	1,845	160	350	389
Adjustments to noninterest expense:
Loss on mortgage servicing rights held for sale	-	-	79	143	-
FHLB advances prepayment fees	-	4,859	-	3,669	8
Integration and acquisition expenses	91	171	176	3,771	238
Total adjustments to noninterest expense	91	5,030	255	7,583	246
Adjusted earnings pre tax	27,480	33,785	25,526	26,274	23,897
Adjusted earnings tax	6,665	8,369	5,910	6,519	5,463
Adjusted earnings - non-GAAP	$20,815	$25,416	$19,616	$19,755	$18,434
Adjusted diluted earnings per common share	$0.92	$1.12	$0.86	$0.86	$0.81
Adjusted return on average assets	1.16%	1.39%	1.15%	1.17%	1.11%
Adjusted return on average shareholders' equity	12.84%	15.44%	11.94%	12.36%	11.97%
Adjusted return on average tangible common equity	17.89%	21.65%	16.82%	17.52%	17.18%

Adjusted Pre-Tax, Pre-Provision Earnings Reconciliation

	For the Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2022	2021	2021	2021	2021
Adjusted earnings pre tax - non-GAAP	$27,480	$33,785	$25,526	$26,274	$23,897
Provision for credit losses	4,167	467	(184)	(455)	3,565
Impairment on commercial mortgage servicing rights	394	2,072	3,037	1,148	1,275
Adjusted pre-tax, pre-provision earnings - non-GAAP	$32,041	$36,324	$28,379	$26,967	$28,737
Adjusted pre-tax, pre-provision return on average assets	1.79%	1.98%	1.67%	1.60%	1.73%

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited) (continued)

Efficiency Ratio Reconciliation

	For the Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2022	2021	2021	2021	2021
Noninterest expense - GAAP	$40,884	$45,757	$41,292	$48,941	$39,079
Loss on mortgage servicing rights held for sale	-	-	(79)	(143)	-
FHLB advances prepayment fees	-	(4,859)	-	(3,669)	(8)
Integration and acquisition expenses	(91)	(171)	(176)	(3,771)	(238)
Adjusted noninterest expense	$40,793	$40,727	$41,037	$41,358	$38,833

Net interest income - GAAP	$56,827	$54,301	$51,396	$50,110	$51,868
Effect of tax-exempt income	369	372	402	383	386
Adjusted net interest income	57,196	54,673	51,798	50,493	52,254

Noninterest income - GAAP	15,613	22,523	15,143	17,417	14,816
Impairment on commercial mortgage servicing rights	394	2,072	3,037	1,148	1,275
Gain on sales of investment securities, net	-	-	(160)	(377)	-
Gain on termination of hedged interest rate swap	-	(1,845)	-	-	(314)
Other	-	-	-	27	(75)
Adjusted noninterest income	16,007	22,750	18,020	18,215	15,702

Adjusted total revenue	$73,203	$77,423	$69,818	$68,708	$67,956

Efficiency ratio	55.73%	52.61%	58.78%	60.19%	57.14%

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited) (continued)

Tangible Common Equity to Tangible Assets Ratio and Tangible Book Value Per Share

	As of
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands, except per share data)	2022	2021	2021	2021	2021
Shareholders' Equity to Tangible Common Equity
Total shareholders' equity—GAAP	$644,986	$663,837	$657,844	$648,186	$635,467
Adjustments:
Goodwill	(161,904)	(161,904)	(161,904)	(161,904)	(161,904)
Other intangible assets, net	(22,976)	(24,374)	(26,065)	(27,900)	(26,867)
Tangible common equity	$460,106	$477,558	$469,875	$458,382	$446,696

Total Assets to Tangible Assets:
Total assets—GAAP	$7,338,715	$7,443,805	$7,093,959	$6,630,010	$6,884,786
Adjustments:
Goodwill	(161,904)	(161,904)	(161,904)	(161,904)	(161,904)
Other intangible assets, net	(22,976)	(24,374)	(26,065)	(27,900)	(26,867)
Tangible assets	$7,153,835	$7,257,527	$6,905,990	$6,440,206	$6,696,015

Common Shares Outstanding	22,044,626	22,050,537	22,193,141	22,380,492	22,351,740

Tangible Common Equity to Tangible Assets	6.43%	6.58%	6.80%	7.12%	6.67%
Tangible Book Value Per Share	$20.87	$21.66	$21.17	$20.48	$19.98

Return on Average Tangible Common Equity (ROATCE)

	For the Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2022	2021	2021	2021	2021
Net income available to common shareholders	$20,749	$23,107	$19,548	$20,124	$18,538

Average total shareholders' equity—GAAP	$657,327	$652,892	$651,751	$641,079	$624,661
Adjustments:
Goodwill	(161,904)	(161,904)	(161,904)	(161,904)	(161,904)
Other intangible assets, net	(23,638)	(25,311)	(27,132)	(26,931)	(27,578)
Average tangible common equity	$471,785	$465,677	$462,715	$452,244	$435,179
ROATCE	17.84%	19.69%	16.76%	17.85%	17.28%